UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2022

QUIDELORTHO CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	001-41409	87-4496285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.12a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 12, 2022, QuidelOrtho Corporation (the “Company”) issued a press release announcing that effective December 11, 2022, the Company’s Board of Directors (the “Board”) appointed Kenneth F. Buechler, Lead Independent Director, to serve, and succeed Douglas C. Bryant, as the Chairman of the Board (the “Chairman”). The Board also appointed Mr. Bryant to serve, and succeed Robert J. Bujarski, as President of the Company, in addition to Mr. Bryant’s current role as Chief Executive Officer and a member of the Board. Additionally, Mr. Bujarski, Chief Operating Officer, and Michael S. Iskra, Chief Commercial Officer, have both been appointed Executive Vice Presidents, in addition to continuing to serve in their existing leadership roles.
In connection with such changes, on December 13, 2022, the Compensation Committee of the Board (the “Compensation Committee”) approved to grant performance-based restricted stock units (“PSUs”) for 6,091 shares of the Company’s common stock, or approximately $500,000 based on the closing stock price on December 13, 2022, to each of Messrs. Bryant, Bujarski and Iskra pursuant to the Company’s Amended and Restated 2018 Equity Incentive Plan. The PSUs will be subject to vesting criteria based on the achievement of certain performance goals, which the Compensation Committee expects will be determined in early 2023. The vesting criteria must be achieved by December 31, 2025 or the unvested shares will not vest and will be canceled.
A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”) and incorporated herein by reference.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 8, 2022, as part of its periodic review of corporate governance matters and in connection with the new U.S. Securities and Exchange Commission rules regarding universal proxy cards and certain recent amendments to the Delaware General Corporation Law (the “DGCL”), the Board adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Amended and Restated Bylaws”), effective as of such date, in order to, among other things:
•update the procedural and disclosure requirements for the nomination of directors and the submission of business proposals (other than proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including, among other things, requiring that any stockholder seeking to nominate director(s) at a stockholders’ meeting deliver to the Company certain representations, documents and confirmations regarding compliance with the requirements of Rule 14a-19 under the Exchange Act;
•update the provisions related to the information required to be included in a stockholder’s notice of a director nomination or a proposal of other business for consideration at a stockholders’ meeting, including information regarding the stockholder’s ownership interests in the Company;
•implement a requirement that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board;
•clarify that any stockholder submitting a director nomination or other business proposal must comply with applicable Exchange Act requirements and clarify the Company’s ability to disregard such nomination or proposal in the event such stockholder does not so comply;
•update provisions related to stockholder meeting adjournment and notice procedures and lists of stockholders entitled to vote at stockholders’ meetings, in each case to reflect recent amendments to the DGCL;
•update the procedural and disclosure requirements for actions by written consent in lieu of a stockholders’ meeting;
•update various provisions regarding the Company’s offices, including its registered office, and the appointment, removal and duties of the Chairman and the Company’s officers; and
•make various other updates, including clarifying, ministerial and conforming changes.
The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed with this Form 8-K:

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of QuidelOrtho Corporation.
99.1	Press Release, dated December 12, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2022

QUIDELORTHO CORPORATION

By:	/s/ Joseph M. Busky
Name:	Joseph M. Busky
Its:	Chief Financial Officer